Exhibit 99.1
Universal Reports Second Quarter 2025 Results

•Diluted GAAP earnings per common share (EPS) of $1.21; diluted adjusted* EPS of $1.23
•Annualized return on average common equity (“ROCE”) of 31.9%, annualized adjusted* ROCE of 29.4%
•Direct premiums written of $596.7 million, up 3.2% from the prior year quarter
•Book value per share of $16.39, up 18.9% year-over-year; adjusted book value per share of $17.85, up 8.6% year-over-year
•Total capital returned to shareholders of $12.0 million, including $7.4 million of share repurchases and a $0.16 per share regular dividend
*Reconciliations of non-GAAP to GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., July 24, 2025 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported second quarter 2025 results.

“In the quarter, we delivered a very strong 29.4% adjusted return on common equity,” said Stephen J. Donaghy, Chief Executive Officer. “We are encouraged by favorable underwriting trends, as the Florida market continues to improve and we are optimistic as we look ahead.”

Summary Financial Results

($ in thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change		2025	2024	Change
GAAP comparison
Total revenues	$400,141	$380,214	5.2%		$795,008	$748,173	6.3%
Operating income	$47,994	$49,528	(3.1)%		$105,062	$98,634	6.5%
Operating income margin	12.0%	13.0%	(1.0)	pts	13.2%	13.2%	—	pts

Net income available to common stockholders	$35,091	$35,414	(0.9)%		$76,527	$69,068	10.8%
Diluted earnings per common share	$1.21	$1.21	—%		$2.64	$2.35	12.3%

Annualized ROCE	31.9%	37.4%	(5.5)	pts	36.8%	37.6%	(0.8)	pts
Book value per share, end of period	$16.39	$13.79	18.9%		$16.39	$13.79	18.9%

Non-GAAP comparison[1]
Core revenue	$400,922	$379,170	5.7%		$795,793	$744,100	6.9%
Adjusted operating income	$48,775	$48,484	0.6%		$105,847	$94,561	11.9%
Adjusted operating income margin	12.2%	12.8%	(0.6)	pts	13.3%	12.7%	0.6	pts

Adjusted net income available to common stockholders	$35,680	$34,627	3.0%		$77,119	$65,997	16.9%
Adjusted diluted earnings per common share	$1.23	$1.18	4.2%		$2.66	$2.25	18.2%

Annualized adjusted ROCE	29.4%	30.5%	(1.1)	pts	33.0%	30.0%	3.0	pts
Adjusted book value per share, end of period	$17.85	$16.44	8.6%		$17.85	$16.44	8.6%

Underwriting Summary
Premiums:
Premiums in force	$2,114,219	$1,999,705	5.7%		$2,114,219	$1,999,705	5.7%
Policies in force	872,343	833,433	4.7%		872,343	833,433	4.7%

Direct premiums written	$596,720	$578,267	3.2%		$1,063,798	$1,024,446	3.8%
Direct premiums earned	$523,425	$490,649	6.7%		$1,036,682	$972,721	6.6%
Ceded premiums earned	$(163,232)	$(145,691)	12.0%		$(320,768)	$(293,738)	9.2%
Ceded premium ratio	31.2%	29.7%	1.5	pts	30.9%	30.2%	0.7	pts
Net premiums earned	$360,193	$344,958	4.4%		$715,914	$678,983	5.4%

Net ratios:
Loss ratio	72.3%	70.6%	1.7	pts	71.4%	71.2%	0.2	pts
Expense ratio	25.5%	25.3%	0.2	pts	25.0%	24.5%	0.5	pts
Combined ratio	97.8%	95.9%	1.9	pts	96.4%	95.7%	0.7	pts
[1] Reconciliation of non-GAAP to GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $35.1 million, down from $35.4 million in the prior year quarter, and adjusted net income available to common stockholders was $35.7 million, up from $34.6 million in the prior year quarter. The higher adjusted net income available to common stockholders mostly stems from higher direct premiums earned, net investment income and commission revenue, partly offset by a higher ceded premium ratio.

Revenues
Revenue was $400.1 million, up 5.2% from the prior year quarter and core revenue was $400.9 million, up 5.7% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $596.7 million, up 3.2% from the prior year quarter. The increase stems from 25.4% growth in other states, partly offset by a 2.5% decrease in Florida. Overall growth mostly reflects higher policies in force, higher rates and inflation adjustments across our multi-state footprint.

Direct premiums earned were $523.4 million, up 6.7% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 31.2%, up from 29.7%, in the prior year quarter. The increase primarily reflects replacement of the Reinsurance to Assist Policyholders (RAP) layer, which was provided by the state of Florida, with private market coverage.

Net premiums earned were $360.2 million, up 4.4% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by a higher ceded premium ratio, as described above.

Net investment income was $17.3 million, up from $14.7 million in the prior year quarter. The increase stems from higher fixed income reinvestment yields and higher invested assets.

Commissions, policy fees and other revenue were $23.5 million, up 20.0% from the prior year quarter. The increase primarily reflects higher reinsurance brokerage commissions stemming from replacement of the RAP layer with private market coverage and replacement of the catastrophe bond with traditional reinsurance coverage in the 2024-2025 program.

Margins
The operating income margin was 12.0%, compared to an operating income margin of 13.0% in the prior year quarter. The adjusted operating income margin was 12.2%, compared to an adjusted operating income margin of 12.8% in the prior year quarter. The lower adjusted operating income margin primarily reflects a higher ceded premium ratio, partly offset by higher net investment income and commission revenue.

The net loss ratio was 72.3% up 1.7 points compared to the prior year quarter. The increase primarily reflects a higher ceded premium ratio.

The net expense ratio was 25.5%, up 0.2 points from 25.3% in the prior year quarter. The increase was primarily driven by a higher ceded premium ratio and higher policy acquisition costs associated with growth outside Florida, partly offset by economies of scale.

The net combined ratio was 97.8%, up 1.9 points compared to the prior year quarter. The increase reflects higher net loss and expense ratios, as described above.

Capital Deployment
During the second quarter, the Company repurchased approximately 287 thousand shares at an aggregate cost of $7.4 million. The Company’s current share repurchase authorization program has approximately $15.2 million remaining.

On July 9, 2025, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 8, 2025, to shareholders of record as of the close of business on August 1, 2025.

Conference Call and Webcast
•Friday, July 25, 2025 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI790e26e2fbb842a28dbb61116474c3ae. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2024 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30,	December 31,
	2025	2024
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,395,029	$1,269,079
Equity securities, at fair value	92,866	77,752
Other investments, at fair value	3,932	16,123
Investment real estate, net	8,179	8,322
Total invested assets	1,500,006	1,371,276
Cash and cash equivalents	367,108	259,441
Restricted cash and cash equivalents	68,635	2,635
Prepaid reinsurance premiums	639,022	262,716
Reinsurance recoverable	381,989	627,617
Premiums receivable, net	83,593	77,936
Property and equipment, net	47,679	48,653
Deferred policy acquisition costs	125,221	121,178
Deferred income tax asset, net	15,093	42,163
Goodwill	2,319	2,319
Other assets	45,153	25,927
TOTAL ASSETS	$3,275,818	$2,841,861

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$765,855	$959,291
Unearned premiums	1,087,562	1,060,446
Advance premium	83,812	46,237
Income taxes payable	—	6,561
Reinsurance payable, net	709,453	220,328
Commission payable	29,383	25,931
Long-term debt, net	100,862	101,243
Other liabilities and accrued expenses	41,083	48,574
Total liabilities	2,818,010	2,468,611
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	476	475
Treasury shares, at cost - 19,669 and 19,382	(290,120)	(282,693)
Additional paid-in capital	123,919	121,781
Accumulated other comprehensive income (loss), net of taxes	(40,782)	(63,166)
Retained earnings	664,315	596,853
Total stockholders' equity	457,808	373,250
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,275,818	$2,841,861

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,596 and 47,478 shares; Outstanding 27,927 and 28,096 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
REVENUES
Net premiums earned	$360,193	$344,958	$715,914	$678,983
Net investment income	17,258	14,660	33,318	28,183
Net realized gains (losses) on investments	5,280	(311)	5,266	(388)
Net change in unrealized gains (losses) on investments	(6,061)	1,355	(6,051)	4,461
Commission revenue	15,854	11,679	32,129	22,712
Policy fees	5,603	5,576	10,096	9,981
Other revenue	2,014	2,297	4,336	4,241
Total revenues	400,141	380,214	795,008	748,173

EXPENSES
Losses and loss adjustment expenses	260,305	243,572	510,860	483,759
Policy acquisition costs	61,878	56,615	122,452	111,435
Other operating expenses	29,964	30,499	56,634	54,345
Total operating costs and expenses	352,147	330,686	689,946	649,539
Interest and amortization of debt issuance costs	1,608	1,623	3,220	3,245
Income before income tax expense	46,386	47,905	101,842	95,389
Income tax expense	11,293	12,489	25,310	26,316
NET INCOME	$35,093	$35,416	$76,532	$69,073

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Weighted average common shares outstanding - basic	27,972	28,600	28,066	28,734
Weighted average common shares outstanding - diluted	29,072	29,308	28,977	29,369
Shares outstanding, end of period	27,927	28,513	27,927	28,513
Basic earnings per common share	$1.25	$1.24	$2.73	$2.40
Diluted earnings per common share	$1.21	$1.21	$2.64	$2.35
Cash dividend declared per common share	$0.16	$0.16	$0.32	$0.32
Book value per share, end of period	$16.39	$13.79	$16.39	$13.79
Annualized return on average common equity (ROCE)	31.9%	37.4%	36.8%	37.6%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Premiums
Direct premiums written - Florida	$449,715	$461,018	$793,760	$815,843
Direct premiums written - Other States	147,005	117,249	270,038	208,603
Direct premiums written - Total	$596,720	$578,267	$1,063,798	$1,024,446
Direct premiums earned	$523,425	$490,649	$1,036,682	$972,721
Net premiums earned	$360,193	$344,958	$715,914	$678,983

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	72.3%	70.6%	71.4%	71.2%
General and administrative expense ratio	25.5%	25.3%	25.0%	24.5%
Policy acquisition cost ratio	17.2%	16.4%	17.1%	16.4%
Other operating expense ratio	8.3%	8.9%	7.9%	8.1%
Combined ratio	97.8%	95.9%	96.4%	95.7%

	As of
	June 30,
	2025	2024
Policies in force
Florida	559,171	572,860
Other States	313,172	260,573
Total	872,343	833,433

Premiums in force
Florida	$1,581,628	$1,597,080
Other States	532,591	402,625
Total	$2,114,219	$1,999,705

Total Insured Value
Florida	$184,748,208	$188,408,742
Other States	191,679,346	149,623,623
Total	$376,427,554	$338,032,365

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP revenue	$400,141	$380,214	$795,008	$748,173
less: Net realized gains (losses) on investments	5,280	(311)	5,266	(388)
less: Net change in unrealized gains (losses) on investments	(6,061)	1,355	(6,051)	4,461
Core revenue	$400,922	$379,170	$795,793	$744,100

GAAP operating income to adjusted operating income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP income before income tax expense	$46,386	$47,905	$101,842	$95,389
add: Interest and amortization of debt issuance costs	1,608	1,623	3,220	3,245
GAAP operating income	47,994	49,528	105,062	98,634
less: Net realized gains (losses) on investments	5,280	(311)	5,266	(388)
less: Net change in unrealized gains (losses) on investments	(6,061)	1,355	(6,051)	4,461
Adjusted operating income	$48,775	$48,484	$105,847	$94,561

GAAP operating income margin to adjusted operating income margin
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP operating income (a)	$47,994	$49,528	$105,062	$98,634
GAAP revenue (b)	400,141	380,214	795,008	748,173
GAAP operating income margin (a÷b)	12.0%	13.0%	13.2%	13.2%
Adjusted operating income (c)	48,775	48,484	105,847	94,561
Core revenue (d)	400,922	379,170	795,793	744,100
Adjusted operating income margin (c÷d)	12.2%	12.8%	13.3%	12.7%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP NI	$35,093	$35,416	$76,532	$69,073
less: Preferred dividends	2	2	5	5
GAAP NI available to common stockholders (e)	35,091	35,414	76,527	69,068
less: Net realized gains (losses) on investments	5,280	(311)	5,266	(388)
less: Net change in unrealized gains (losses) on investments	(6,061)	1,355	(6,051)	4,461
add: Income tax effect on above adjustments	(192)	257	(193)	1,002
Adjusted NI available to common stockholders (f)	$35,680	$34,627	$77,119	$65,997

Weighted average diluted common shares outstanding (g)	29,072	29,308	28,977	29,369
Diluted earnings per common share (e÷g)	$1.21	$1.21	$2.64	$2.35
Diluted adjusted earnings per common share (f÷g)	$1.23	$1.18	$2.66	$2.25

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	June 30,		December 31,
	2025	2024	2024
GAAP stockholders’ equity	$457,808	$393,237	$373,250
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	457,708	393,137	373,150
less: Accumulated other comprehensive (loss), net of taxes	(40,782)	(75,718)	(63,166)
Adjusted common stockholders’ equity (i)	$498,490	$468,855	$436,316

Common shares outstanding (j)	27,927	28,513	28,096
Book value per common share (h÷j)	$16.39	$13.79	$13.28
Adjusted book value per common share (i÷j)	$17.85	$16.44	$15.53

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2025	2024	2025	2024	2024
Actual or Annualized NI available to common stockholders (k)	$140,364	$141,656	$153,054	$138,136	$58,918
Average common stockholders’ equity (l)	439,998	378,851	415,429	367,167	357,174
ROCE (k÷l)	31.9%	37.4%	36.8%	37.6%	16.5%
Annualized adjusted NI available to common stockholders (m)	$142,720	$138,508	$154,238	$131,994	$52,418

Adjusted average common stockholders’ equity[4] (n)	486,219	454,673	467,699	440,577	422,593
Adjusted ROCE (m÷n)	29.4%	30.5%	33.0%	30.0%	12.4%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.